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EXHIBIT 99.2

JNC Opportunity Fund, Ltd., 12007 Sun Rise Valley Drive, Suite 460, Reston, VA 20191


January 9, 2002

JNC Opportunity Fund Ltd.
12007 Sun Rise Valley Drive, Suite 460
Reston, Virginia 20191

          Re: Modification and Conversion of $3,000,000
              Principal Amount 8% Convertible Debentures of Eurotech,
              Ltd. (the "Company"), due February 23, 2002 (the "Debentures")
              --------------------------------------------------------------

Gentlemen:

         In connection with the attached forms of Notice of Conversion at the Election of the Company delivered by the Company to JNC Opportunity Fund Ltd. concurrently herewith, the Company hereby agrees as follows. Terms used and not defined herein that are defined in the Debentures shall have the respective meanings set forth in the Debentures.

         1. The Company and you hereby agree that the amount of outstanding principal under the Debentures, plus the amount of all accrued and unpaid interest thereon, as of the date hereof is $3,574,419.32.

         2. The Company and you hereby agree that the Company may effect conversion of the Debentures on and as of the date hereof notwithstanding the conditions to the right to convert the Debentures and the two (2) Trading Day minimum notice as set forth in Section 4(a)(ii) thereof.

         3. The definition of Average Price set forth in Section 6 of the Debentures is hereby amended to be the mutually agreed upon price of $.8510, such that the number of shares of common stock of the Company issuable upon full conversion of the Debentures shall be 6,000,369 (the "Shares").

         4. The Company shall issue to you the Shares free and clear of all restrictive and similar legends. In furtherance thereof, the Company shall deliver the attached form of letter (the "Transfer Agent Letter") from our legal counsel to Interwest Transfer Co., Inc., our transfer agent. The Company understands that, in agreeing to the terms of this letter agreement, you are relying on the Company's agreement and representation that the Transfer Agent Letter will be delivered to the Company's transfer agent and that the Shares shall be issued without any legends restricting transfer. The Company agrees that it shall not, or give instructions to its transfer agent to, place any stop orders with respect to the Shares or take any other action restriction the transferability of the Shares, except as may be required by applicable law. As of the date hereof, the Company is not aware of any facts or circumstances that would require the placement of any stop orders with respect to the Shares or that would require it to take any other action restricting the transferability of the Shares.

         5. The Debentures shall be surrendered and delivered to us and the Shares delivered to you simultaneously at our offices in Fairfax, Virginia.

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         6. The Company and you hereby agree that the warrant held by you to purchase 250,000 shares of common stock of the Company may not be exercised to the extent that, following such exercise, the total number of shares of common stock of the Company then beneficially owned by you and your affiliates and any other persons whose beneficial ownership of common stock of the Company would be aggregated with yours for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), would exceed 9.999% of the total number of issued and outstanding shares of common stock of the Company (including for such purpose the shares of common stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an exercise notice thereunder will constitute a representation by you that you have evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of common stock requested in such exercise notice is permitted under this paragraph. The Company's obligation to issue shares of its common stock in excess of the limitation referred to in this paragraph shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such, shares of common stock may be issued in compliance with such limitation. The Company and you further hereby agree that, concurrently with your surrender and delivery of the Debentures, you shall deliver the warrant to purchase 250,000 shares of common stock of the Company for placement of an appropriate legend thereon referencing the restrictions on exercise set forth in this paragraph.

         7. In consideration of the modification and conversion contemplated by this letter agreement the Company shall issue to you, on and as of the date hereof, a warrant to purchase 500,000 shares of common stock of the Company for a period of five years from the date hereof at an exercise price of $1.00 per share, which warrant shall contain customary antidilution provisions (except that the warrant shall not contain any price antidilution provisions), shall contain a provision permitting cashless exercise, and shall contain a provision restricting exercise of the warrant to the extent that, following such exercise, the total number of shares of common stock of the Company then beneficially owned by you and your affiliates and any other persons whose beneficial ownership of common stock of the Company would be aggregated with yours for purposes of Section 13(d) of the Exchange Act would exceed 9.999% of the total number of issued and outstanding shares of common stock of the Company (including for such purpose the shares of common stock issuable upon such exercise). The Company shall deliver to you the warrant to purchase 500,000 shares of common stock, concurrently with your surrender and delivery of the Debentures, or as soon thereafter as practicable.

         8. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.


                                                     Very truly yours,

                                                     EUROTECH, Ltd.

                                                     /S/ DON V. HAHNFELDT

                                                     DON V. HAHNFELDT
                                                     PRESIDENT AND CEO

         The undersigned hereby represents and warrants that it is not, and upon conversion of the Debentures as contemplated hereby will not be, an "affiliate" of the Company, as that term is defined in Rule 144(a)(1), and have not been an affiliate of the Company during the preceding three months. The undersigned further hereby represents and warrants that at least two years have elapsed since the later of the date the Debentures were acquired from the Company or any affiliate of the Company, determined pursuant to Rule 144(d).

Agreed and Accepted:

JNC Opportunity Fund Ltd.

/S/JIM CHAU

JIM CHAU
DIRECTOR




AGREED TO AND ACCEPTED:
EUROTECH LTD.


BY: /S/ DON V. HAHNFELDT